Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Steve Adams
Media Relations	Investor Relations
(706) 644-0528	(706) 641-6462
Synovus Announces Earnings for the Third Quarter 2019
Diluted Earnings per Share of $0.83, down 1.6% vs. $0.84 in 3Q18
Adjusted Diluted Earnings per Share of $0.97, up 2.9% vs. $0.94 in 3Q18

COLUMBUS, Ga., October 22, 2019 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•	Diluted EPS of $0.83; adjusted diluted EPS of $0.97, down 2.7% sequentially and up 2.9% year-over-year.

•	Period-end loan growth of $279.3 million, or 3.1% annualized, from prior quarter.

•	Non-interest-bearing deposits excluding public funds increased $392.6 million sequentially or 18.2% annualized.

•
Net interest margin of 3.69%, unchanged from the previous quarter. Excluding the impact of purchase accounting adjustments (PAA), net interest margin was 3.42%, down 6 basis points from the prior quarter.

•	Non-interest income declined by $1.0 million from the second quarter but grew $1.1 million or 1.2% sequentially on an adjusted basis.

•	Credit quality metrics remained solid, with non-performing loan (NPL) ratio declining 2 basis points and the non-performing asset (NPA) ratio increasing 3 basis points.

•	Repurchased $343.5 million in common stock during the quarter; year-to-date repurchases total $688.5 million of the $725 million repurchase authorization.

•	Completed $350 million Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E offering on July 1.
Third Quarter Summary

	Reported			Adjusted
(dollars in thousands)	3Q19	2Q19	3Q18	3Q19	2Q19	3Q18
Net income available to common shareholders	$127,435	$153,034	$99,330	$149,732	$158,892	$111,504
Diluted earnings per share	0.83	0.96	0.84	0.97	1.00	0.94
Total loans	36,417,826	36,138,561	25,577,116	N/A	N/A	N/A
Total deposits	37,433,070	37,966,722	26,433,658	N/A	N/A	N/A
Total revenues	491,676	487,880	363,423	494,213	488,270	362,989
Return on avg assets	1.14%	1.34%	1.36%	1.33%	1.39%	1.47%
Return on avg common equity	11.36	13.90	13.95	13.35	14.43	15.66
Return on avg tangible common equity	13.19	16.09	14.33	15.46	16.70	16.08
Net interest margin	3.69	3.69	3.89	3.42	3.48	N/A
Efficiency ratio	56.20	54.14	60.62	51.71	52.08	55.55
Net charge-off ratio	0.22	0.13	0.24	N/A	N/A	N/A
NPA ratio	0.42	0.39	0.46	N/A	N/A	N/A

“Our team continues to execute on our strategic priorities, with core transaction deposit growth of $525.5 million, strong funded loan production of $2.6 billion, and solid fee income growth led by our mortgage, wealth, and capital markets teams,” said Kessel D. Stelling, Synovus chairman and CEO. “Credit quality remains strong, and we continue to focus on efficiency and expense management, the crisp execution of our FCB acquisition, talent and technology, and growth in our core business and specialty lines.”
Balance Sheet

Loans**

(dollars in millions)	3Q19	2Q19	Linked Quarter Change	Linked Quarter % Change*	3Q18	Year/Year Change	Year/Year % Change
Commercial & industrial	$16,445.3	$16,247.5	$197.7	4.8%	$12,503.3	$3,942.0	31.5%
Commercial real estate	10,286.0	10,348.4	(62.4)	(2.4)	6,712.4	3,573.6	53.2
Consumer	9,709.2	9,566.1	143.1	5.9	6,385.2	3,324.0	52.1
Unearned income	(22.7)	(23.6)	0.9	(15.1)	(23.8)	1.1	(4.7)
Total loans	$36,417.8	$36,138.6	$279.3	3.1%	$25,577.1	$10,840.7	42.4%

*	Annualized

**	Amounts may not total due to rounding

•	Total loans ended the quarter at $36.42 billion, up $279.3 million or 3.1% annualized from the previous quarter.

•	Total funded loan production in the quarter was approximately $2.6 billion.

•	Commercial and industrial loans increased $197.7 million from the second quarter, with contributions from middle market, senior housing, health care, premium finance, and ABL teams.

•	Commercial real estate loans declined by $62.4 million from the prior quarter, as payoff activity accelerated.

•	Consumer loan growth was broad-based, with meaningful contributions from mortgage, lending partnerships, and HELOC growth.

Deposits**

(dollars in millions)	3Q19	2Q19	Linked Quarter Change	Linked Quarter % Change*	3Q18	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$8,970.2	$8,577.6	$392.6	18.2%	$6,936.7	$2,033.5	29.3%
Interest-bearing DDA	4,714.8	4,847.2	(132.4)	(10.8)	3,943.2	771.6	19.6
Money market	9,212.1	8,952.9	259.3	11.5	7,536.2	1,675.9	22.2
Savings	897.3	891.2	6.1	2.7	816.5	80.8	9.9
Public funds	3,795.3	4,351.3	(556.0)	(50.7)	2,024.7	1,770.6	87.5
Time deposits	6,647.8	7,343.0	(695.2)	(37.6)	3,492.5	3,155.3	90.3
Brokered deposits	3,195.5	3,003.5	192.0	25.4	1,683.8	1,511.7	89.8
Total deposits	$37,433.1	$37,966.7	$(533.7)	(5.6)%	$26,433.7	$10,999.4	41.6%

*	Annualized

**	Amounts may not total due to rounding

•	Total deposits ended the quarter at $37.43 billion, down $533.7 million or 5.6% annualized from second quarter 2019.

•
Deposit costs and mix improved in the quarter, with core transaction deposits increasing $525.5 million, while public funds and CDs declined by $556.0 million and $695.2 million, respectively. Core transaction deposits consist of non-interest bearing, NOW/savings, and money market deposits excluding public and brokered funds.

•	Deposit costs peaked in July; core deposit costs, excluding brokered deposits and PAA, declined 1 basis point from the prior quarter to 0.99%.

•
On a period-end basis, non-interest bearing demand deposit accounts grew $392.6 million, or 18.2% annualized from the second quarter, while money market accounts increased $259.3 million, or 11.5% sequentially. Brokered deposits increased $192.0 million from the prior quarter.

•	The loan to deposit ratio for the quarter was 97.3%, up from 95.2% in the prior quarter, and within our targeted range.

Income Statement Summary**

(in thousands, except per share data)	3Q19	2Q19	Linked Quarter Change	Linked Quarter % Change	3Q18	Year/Year Change	Year/Year % Change
Net interest income	$402,097	$397,262	$4,835	1.2%	$291,619	$110,478	37.9%
Non-interest income	88,760	89,807	(1,047)	(1.2)%	71,668	17,092	23.8
Non-interest expense	276,310	264,126	12,184	4.6	220,297	56,013	25.4
Provision expense	27,562	12,119	15,443	127.4	14,982	12,580	84.0
Income before taxes	$186,985	$210,824	$(23,839)	(11.3)%	$128,008	$58,977	46.1%
Income tax expense	51,259	54,640	(3,381)	(6.2)	18,949	32,310	170.5
Preferred stock dividends	8,291	3,150	5,141	163.2	9,729	(1,438)	(14.8)
Net income available to common shareholders	$127,435	$153,034	$(25,599)	(16.7)%	$99,330	$28,105	28.3%
Weighted average common shares outstanding, diluted	154,043	159,077	(5,034)	(3.2)	118,095	35,948	30.4%
Diluted earnings per share	$0.83	$0.96	$(0.13)	(14.0)%	$0.84	$(0.01)	(1.6)
Adjusted diluted earnings per share	$0.97	$1.00	$(0.03)	(2.7)%	$0.94	$0.03	2.9

**	Amounts may not total due to rounding
nm - not meaningful

Core Performance

•	Total revenues were $491.7 million in the third quarter, up $3.8 million from the previous quarter.

•	Net interest income increased $4.8 million or 1.2% compared to the prior quarter.

•
Net interest margin was 3.69%, unchanged from the previous quarter, and favorably impacted by $16.1 million of loan accretion, $1.7 million of investment securities accretion, and $11.0 million of deposit premium amortization. Excluding the impact of PAA, net interest margin was 3.42%, down 6 basis points from the prior quarter.

◦	The sequential decrease in net interest margin was driven by an 8 basis points decline in total earning asset yields and a 2 basis points decrease in the effective cost of funds.

•
Non-interest income decreased $1.0 million or 1.2% from the prior quarter and increased $17.1 million or 23.8% compared to third quarter 2018. Adjusted non-interest income increased $1.1 million or 1.2% from the second quarter and $20.1 million or 28.2% year-over-year.

◦
Capital markets fee income in the quarter was $7.4 million, up $6.2 million from the third quarter of 2018. Mortgage revenues in the quarter were $10.4 million, up $2.4 million or 30.9% from the previous quarter and up $5.1 million or 95.7% year-over-year.

•
Non-interest expense increased $12.2 million or 4.6% from the second quarter due primarily to a $10.5 million increase in the earnout liability associated with our 2016 Global One acquisition and a $4.6 million loss on early extinguishment of debt. Adjusted non-interest expense increased $1.8 million or 0.7% from the prior quarter.

◦	The increase in adjusted expenses resulted mainly from merit raises and commission expenses, higher occupancy and equipment expenses, amortization of intangibles, and professional expenses.

•	Provision expense was $27.6 million, a $15.4 million increase from the previous quarter, primarily resulting from charge-offs and the impact of gross loan production.

•	The effective tax rate was 27.4% for the quarter and included a $4.4 million discrete tax item associated with state tax reform.

Capital Ratios

	3Q19		2Q19	3Q18
Common equity Tier 1 capital (CET1) ratio	8.96%	(1)	9.61%	9.90%
Tier 1 capital ratio	10.27	(1)	10.09	10.57
Total risk-based capital ratio	12.30	(1)	12.11	12.36
Tier 1 leverage ratio	9.02	(1)	8.89	9.58
Tangible common equity ratio(2)	8.04		8.56	8.68

(1)	Ratios are preliminary

(2)	Non-GAAP measure; see applicable reconciliation

Capital

•	Capital ratios remained strong.

•	As a result of capital actions during the quarter, the Total Risk Based capital ratio increased to 12.30% and the CET1 ratio decreased to 8.96%, consistent with the low end of our operating range.

•
Repurchased $343.5 million in common stock, or 9.6 million shares, during the quarter; year-to-date repurchases total $688.5 million, or 18.8 million shares, of the $725 million repurchase authorization.

◦	Share count has declined by 10.7% from January 1, 2019.

•	Completed $350 million Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E offering on
July 1.

Third Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on October 22, 2019. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $48 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 298 branches in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was named one of American Banker’s “Best Banks to Work For” in 2018 and has been recognized as one of the country's “Most Reputable Banks” by American Banker and the Reputation Institute. Synovus is on the web at synovus.com, and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements
This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance, including our outlook for future growth; our expectations regarding net interest income and net interest margin; expectations on our growth strategy, strategic transactions, expense initiatives, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest income; adjusted non-interest expense; adjusted total revenues; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted earnings per diluted share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; tangible common equity ratio; and common equity Tier 1 capital (CET1) ratio (fully phased-in) are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest income; total non-interest expense; total revenues; efficiency ratio-FTE; net income available to common shareholders; earnings per diluted common share; return on average assets; return on average common equity; the ratio of total shareholders' equity to total assets; and the CET1 capital ratio, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted total revenues and adjusted non-interest income are measures used by management to evaluate total revenues and non-interest income exclusive of net investment securities gains (losses) and gains on sales and changes in the fair value of private equity investments, net. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted earnings per diluted share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio and common equity Tier 1 capital (CET1) ratio (fully phased-in) are used by management and bank regulators to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	3Q19	2Q19	3Q18
Adjusted non-interest income
Total non-interest income	$88,760	$89,807	$71,668
Add: Investment securities losses, net	3,731	1,845	—
Subtract: Gain on sale and fair value increase of private equity investments	(1,194)	(1,455)	(434)
Adjusted non-interest income	$91,297	$90,197	$71,234

Adjusted non-interest expense
Total non-interest expense	$276,310	$264,126	$220,297
Subtract: Earnout liability adjustments	(10,457)	—	(11,652)
Subtract: Merger-related expense	(353)	(7,401)	(6,684)
Add/subtract: Restructuring charges, net	66	(18)	(21)
Subtract: Valuation adjustment to Visa derivative	(2,500)	—	—
Subtract: Loss on early extinguishment of debt, net	(4,592)	—	—
Adjusted non-interest expense	$258,474	$256,707	$201,940

Adjusted total revenues and adjusted tangible efficiency ratio
Adjusted non-interest expense	$258,474	$256,707	$201,940
Subtract: Amortization of intangibles	(2,901)	(2,410)	(292)
Adjusted tangible non-interest expense	$255,573	$254,297	$201,648

Net interest income	$402,097	$397,262	$291,619
Add: Tax equivalent adjustment	819	811	136
Add: Total non-interest income	88,760	89,807	71,668
Total FTE revenues	491,676	487,880	363,423
Add: Investment securities losses, net	3,731	1,845	—
Subtract: Gain on sale and fair value increase of private equity investments	(1,194)	(1,455)	(434)
Adjusted total revenues	$494,213	$488,270	$362,989
Efficiency ratio-FTE	56.20%	54.14%	60.62%
Adjusted tangible efficiency ratio	51.71	52.08	55.55

Reconciliation of Non-GAAP Financial Measures, continued

(in thousands, except per share data)	3Q19	2Q19	3Q18
Adjusted Return on Average Assets
Net income	$135,726	$156,184	$109,059
Add/subtract: Income tax expense (benefit), net related to State Tax Reform and SAB 118	4,402	—	(9,865)
Add: Earnout liability adjustments	10,457	—	11,652
Add: Merger-related expense	353	7,401	6,684
Subtract/add: Restructuring charges, net	(66)	18	21
Add: Valuation adjustment to Visa derivative	2,500	—	—
Add: Loss on early extinguishment of debt, net	4,592	—	—
Add: Investment securities losses, net	3,731	1,845	—
Subtract: Gain on sale and fair value increase of private equity investments	(1,194)	(1,455)	(434)
Subtract/add: Tax effect of adjustments	(2,478)	(1,951)	96
Adjusted net income	$158,023	$162,042	$117,213
Net income annualized	$538,478	$626,452	$432,680
Adjusted net income annualized	$626,939	$649,949	$465,030
Total average assets	$47,211,026	$46,679,769	$31,725,604
Return on average assets	1.14%	1.34%	1.36%
Adjusted return on average assets	1.33	1.39	1.47

Adjusted net income available to common shareholders and adjusted net income per common share, diluted
Net income available to common shareholders	$127,435	$153,034	$99,330
Add/subtract: Income tax expense (benefit), net related to State Tax Reform and SAB 118	4,402	—	(9,865)
Add: Earnout liability adjustments	10,457	—	11,652
Add: Preferred stock redemption charge	—	—	4,020
Add: Merger-related expense	353	7,401	6,684
Subtract/add: Restructuring charges, net	(66)	18	21
Add: Valuation adjustment to Visa derivative	2,500	—	—
Add: Loss on early extinguishment of debt, net	4,592	—	—
Add: Investment securities losses, net	3,731	1,845	—
Subtract: Gain on sale and fair value increase of private equity investments	(1,194)	(1,455)	(434)
Subtract/add: Tax effect of adjustments	(2,478)	(1,951)	96
Adjusted net income available to common shareholders	$149,732	$158,892	$111,504
Weighted average common shares outstanding, diluted	154,043	159,077	118,095
Net income per common share, diluted	$0.83	$0.96	$0.84
Adjusted net income per common share, diluted	0.97	1.00	0.94

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	3Q19	2Q19	3Q18

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$127,435	$153,034	$99,330
Add/subtract: Income tax expense (benefit), net related to State Tax Reform and SAB 118	4,402	—	(9,865)
Add: Earnout liability adjustments	10,457	—	11,652
Add: Preferred stock redemption charge	—	—	4,020
Add: Merger-related expense	353	7,401	6,684
Subtract/add: Restructuring charges, net	(66)	18	21
Add: Valuation adjustment to Visa derivative	2,500	—	—
Add: Loss on early extinguishment of debt, net	4,592	—	—
Add: Investment securities losses, net	3,731	1,845	—
Subtract: Gain on sale and fair value increase of private equity investments	(1,194)	(1,455)	(434)
Subtract/add: Tax effect of adjustments	(2,478)	(1,951)	96
Adjusted net income available to common shareholders	$149,732	$158,892	$111,504

Adjusted net income available to common shareholders annualized	$594,045	$637,314	$442,379
Add: Amortization of intangibles	8,632	7,250	886
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$602,677	$644,564	$443,265

Net income available to common shareholders annualized	$505,585	$613,818	$394,081
Add: Amortization of intangibles	8,632	7,250	886
Net income available to common shareholders excluding amortization of intangibles annualized	$514,217	$621,068	$394,967

Total average shareholders' equity less preferred stock	$4,450,301	$4,416,705	$2,824,707
Subtract: Goodwill	(492,320)	(487,601)	(57,315)
Subtract: Other intangible assets, net	(60,278)	(69,853)	(10,265)
Total average tangible shareholders' equity less preferred stock	$3,897,703	$3,859,251	$2,757,127
Return on average common equity	11.36%	13.90%	13.95%
Adjusted return on average common equity	13.35	14.43	15.66
Return on average tangible common equity	13.19	16.09	14.33
Adjusted return on average tangible common equity	15.46	16.70	16.08

Reconciliation of Non-GAAP Financial Measures, continued
	September 30,	June 30,	September 30,
(dollars in thousands)	2019	2019	2018
Tangible Common Equity Ratio

Total assets	$47,661,182	$47,318,203	$32,075,120
Subtract: Goodwill	(487,865)	(492,390)	(57,315)
Subtract: Other intangible assets, net	(58,572)	(61,473)	(10,166)
Tangible assets	$47,114,745	$46,764,340	$32,007,639

Total shareholders’ equity	$4,868,838	$4,753,816	$3,040,073
Subtract: Goodwill	(487,865)	(492,390)	(57,315)
Subtract: Other intangible assets, net	(58,572)	(61,473)	(10,166)
Subtract: Preferred Stock, no par value	(536,550)	(195,140)	(195,138)
Tangible common equity	$3,785,851	$4,004,813	$2,777,454
Total shareholders’ equity to total assets ratio	10.22%	10.05%	9.48%
Tangible common equity ratio	8.04	8.56	8.68

Reconciliation of Non-GAAP Financial Measures, continued
September 30,
(dollars in thousands)	2019
CET1 capital ratio (fully phased-in)
CET1 capital	$3,660,078
Total risk-weighted assets	$40,844,402
Total risk-weighted assets (fully phased-in)	$40,912,808
CET1 capital ratio	8.96%
CET1 capital ratio (fully phased-in)	8.95